Exhibit 10.3

SECURITIES Purchase Agreement

Among

214 INVESTMENTS, INC., and

(“Buyer”),

MDI, INC.

(“Seller”),

Dated as of September 8, 2009

i

8.10.	Severability	9
8.11.	Burden and Benefit	9
8.12.	Governing Law	9
8.13.	Consent to Jurisdiction	9
8.14.	Waiver of Trial by Jury	10
8.15.	Legal Fees	10
8.16.	Specific Performance	10
8.17.	Cumulative Remedies	10
8.18.	Expenses	11
8.19.	Representation by Counsel	11
8.20.	Execution and Counterparts	11

Exhibit A	Convertible Promissory Note

ii

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of the 8th day of September, 2009 by and among 214 Investments, Inc., a Texas corporation (the “Buyer”), and MDI, Inc., a Delaware corporation, (“Seller”).

RECITALS

A.            Seller owns all of the issued and outstanding shares of capital stock of Monitor Dynamics, Inc., a Texas corporation and a wholly owned subsidiary of the Seller (“Monitor”).

B.            Buyer desires to purchase from Seller, and Seller desires to sell to Buyer all of the shares of Monitor (the “Securities”), all upon the terms and subject to the conditions hereinafter set forth (the “Acquisition”).

C.            Buyer, Seller and Monitor desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and to prescribe various conditions to the Acquisition.

AGREEMENT

In consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I.

PURCHASE AND SALE OF THE SECURITIES

1.1.          Purchase and Sale of the Securities.  Upon the terms and subject to the conditions contained herein, on the Closing Date, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase, acquire and accept from Seller the Securities, constituting all of the issued and outstanding shares of the common stock of Monitor, no par value (the “Monitor Shares”).

1.2.          Consideration.  Upon the terms and subject to the conditions contained herein, in consideration for the transfer of the Securities pursuant to Section 1.1 hereof, Buyer shall issue to Seller a convertible promissory note in the form attached hereto as Exhibit A (the “Note” or the “Consideration.”)

ARTICLE II.

CLOSING

2.1.          Closing.  The closing of the transactions contemplated herein (the “Closing”) may occur simultaneously at 10:00 a.m. local time at the offices of Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, Texas 78701 or the offices of Seller at 12500

Network Blvd., San Antonio, Texas upon the meeting or waiver of all conditions to closing contained herein or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).

2.2.          Deliveries at Closing.

(a)           Deliveries by Buyer.  Upon the terms and subject to the conditions set forth in this Agreement, in reliance on the representations, warranties and agreements of Seller contained herein, in consideration of the sale, conveyance, transfer, assignment and delivery of the Securities, Buyer agrees to deliver to Seller at the Closing on the Closing Date the following:

(i)            the Note; and

(ii)           a certificate executed by the Chief Executive Officer of Buyer certifying as of the Closing Date all of the matters set forth in Section 6.1(a) hereof.

(b)           Deliveries by Seller.  Upon the terms and subject to the conditions set forth in this Agreement, in reliance upon the representations, warranties and agreements of Buyer contained herein and the issuance and delivery of the Note, Seller agrees to deliver (or cause to be delivered) to Buyer the following:

(i)            share certificates representing the Monitor Shares, duly endorsed or accompanied by duly executed instruments of transfer; and

(ii)           a certificate executed by the Chief Executive Officer of Seller certifying as of the Closing Date all of the matters set forth in Section 6.2(a) hereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows, except as otherwise set forth on the Seller Disclosure Schedules, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

3.1.          Organization, Good Standing and Qualification.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into the Transaction Documents. Monitor is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

3.2.          Authorization.  All corporate action on the part of Seller necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of Seller hereunder and thereunder and the transfer of the Securities to Buyer has been taken or will be taken prior to the Closing, and the Transaction Documents, when executed and delivered by the Seller, shall constitute valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3.          Capitalization of Monitor. The Monitor Shares have been validly issued, are fully paid and non-assessable, and constitute all of the issued and outstanding shares of Monitor. MDI owns the Monitor Shares free and clear of all liens, charges, security interests, encumbrances, restrictions and claims, and upon the Closing, MDI will transfer the Monitor Shares free and clear of all liens, charges, security interests, encumbrances, restrictions and claims.

3.4.          Title to Assets. Monitor will, on the Closing Date, have good and marketable title to all of its assets, free and clear of all liabilities, liens, claims and encumbrances (except liens for taxes not yet due).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Seller as follows, except as is set forth on the Buyer Disclosure Schedules, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

4.1.          Organization, Good Standing and Qualification.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted.

4.2.          Authorization.  All corporate action on the part of the Buyer necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of the Buyer hereunder and thereunder and the authorization, issuance and delivery of the Note has been taken or will be taken prior to the Closing, and the Transaction Documents, when executed and delivered by the Buyer, shall constitute valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

ARTICLE V.

COVENANTS

Each of Seller and Buyer covenant and agree with the other as follows:

5.1.          Tax Matters.

(a)           Tax Records.  The Buyer and the Seller agree (i) to retain all books and records with respect to Tax matters pertinent to Monitor, its assets or business relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Buyer so requests, the Seller shall allow the Buyer to take possession of such books and records at the Buyer’s expense.

(b)           Transfer Taxes.  All sales and transfer taxes, deed taxes, conveyance fees, recording charges and similar taxes imposed as a result of the transactions contemplated by this Agreement, together with any interest, penalties or additions to such transfer taxes, shall be borne by the Buyer.

5.2.          Inter-company Accounts. At the Closing, all inter-company accounts other than the Note, between Monitor and MDI, will be cleared at no expense to any of the entities.

ARTICLE VI.

CONDITIONS TO CLOSING

6.1.          Conditions to Obligations of Seller.  The obligations of Seller to consummate the transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

(a)           Representations, Warranties and Covenants.  All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date and the Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

(b)           No Actions or Court Orders.  No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by the Transaction Documents or which questions the validity or legality of the transactions contemplated hereby or thereby or the ability of Seller to transfer the Securities free and clear of any Encumbrances.

(c)           Authorization.  The Acquisition and the Transaction Documents shall have been ratified by the Board of Directors of Seller in office subsequent to the Closing of the transactions contemplated by that certain Stock Purchase Agreement, by and between MDI Investments, LLC, dated as of August 28, 2009.

(d)           Other Deliveries.  Buyer shall have delivered to the Seller each of the items set forth in Section 2.2(a) hereof.

6.2.          Conditions to Obligations of Buyer.  The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

(a)           Representations, Warranties and Covenants.  All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date and the Seller shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

(b)           No Actions or Court Orders.  No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by the Transaction Documents or which questions the validity or legality of the transactions contemplated hereby.

(c)           Other Deliveries.  Buyer shall have received from the Seller, or such other parties, as applicable, each of the items set forth in Section 2.2(b) hereof.

ARTICLE VII.

TERMINATION

7.1.          Termination.

This Agreement may be terminated at any time prior to Closing:

(a)           By mutual written consent of Buyer and Seller;

(b)           By Buyer if there is a material breach of any representation or warranty set forth in Article III hereof or any covenant or agreement to be complied with or performed by the Seller pursuant to the terms of this Agreement or the failure of a condition set forth in Section 6.2 to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Section 6.2 hereof to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Seller has not had an adequate opportunity to cure such failure; or

(c)           By Seller if there is a material breach of any representation or warranty set forth in Article IV hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Section 6.1 hereof to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Section 6.1 hereof to be satisfied on or prior to the Closing Date; provided that Seller may not terminate this Agreement prior to the Closing if Buyer has not had an adequate opportunity to cure such failure.

7.2.          In the Event of Termination.  In the event of termination of this Agreement:

(a)           Each party will destroy or redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

(b)           No party hereto shall have any Liability to any other party to this Agreement, except as stated in subsections (a), (b) and (c) of this Section 7.2 and except for any breach of this Agreement occurring prior to the proper termination of this Agreement.

The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

ARTICLE VIII.

MISCELLANEOUS

8.1.          Defined Terms.  As used herein, the terms below shall have the following meanings.  Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

“Affiliate” shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Business Day” shall mean a day other than Saturday, Sunday or any day on which banks located in the State of Texas are authorized or obligated to close.

“Encumbrance” shall mean any claim, lien, pledge, option, charge, community property interest, equitable interest, right of first refusal or restriction of any kind, easement, security interest, deed of trust, mortgage, pledge, hypothecation, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

“Governmental Entity” shall mean any government or any court of competent jurisdiction, regulatory or administrative agency or commission or other governmental entity or instrumentality, whether federal, state, local, domestic or foreign.

“Organizational Documents” shall mean (a) the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of any other Person; and (f) any amendment to any of the foregoing.

“Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

“Representative” shall mean any officer, director, principal, attorney, agent, employee or other representative.

“Tax” shall mean any and all Taxes, including, without limitation, any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty or other Tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to Tax or additional amount imposed by any governmental authority responsible for the imposition of any such Tax (United States (federal, state or local) or foreign), whether disputed or not. “Tax Return” shall mean any return, report, information return or other document (including schedules thereto, other attachments thereto, amendments thereof, or any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Taxing Authority” shall mean, with respect to any Tax, the Governmental Entity or political subdivision thereof that imposes such Tax, and the agent (if any) charged with the collection of such Tax for such Governmental Entity or subdivision.

“Transaction Documents” shall mean the Agreement and Note.

8.2.          Notices.  All notices, requests, demands, Claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by electronic mail or confirmed facsimile with a copy sent by another means specified herein; the Business Day after it is sent if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g. Federal Express); and five Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested.  In each case notice shall be sent to:

If to Seller, addressed to:

MDI, Inc.

c/o Carmelo Gordian

Andrews & Kurth LLP

111 Congress Avenue

Suite 1700

Austin, Texas 78701

Telephone:                (512) 320-9290

Fax:                           (512) 320-9292

If to Buyer, addressed to:

214 Investments, Inc.
12500 Network Blvd., Suite 306

San Antonio, Texas 78249

Attn:                           President

Telephone:                (210) 477-5400

Fax:                           (210) 477-5401

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

8.3.          Non Survival of Representations and Warranties. The representations and warranties in this Agreement and in any instrument delivered pursuant hereto shall terminate at the Closing Date; provided, however, that this Section 8.3 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

8.4.          Rules of Construction.  The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or document.

8.5.          Titles.  The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

8.6.          Entire Agreement.  This Agreement, including the Exhibits hereto constitute the entire agreement and understanding and supersede all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any director, officer, employee, agent, Affiliate or Representative of any party hereto.  There are no covenants, agreements, undertakings or obligations with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein, and no representations or warranties of any kind or nature whatsoever, express or implied, including any implied warranties of merchantability or fitness for a particular purpose, are made or shall be deemed to be made herein by the parties hereto except those expressly made herein.

8.7.          Assignment.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller without the prior written consent of Buyer, or assigned by Buyer without the prior written consent of Seller.

8.8.          Amendment or Modification.  This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto.  No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

8.9.          Waiver.  Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.  The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

8.10.        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

8.11.        Burden and Benefit.  This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision hereof.

8.12.        Governing Law.  This Agreement (and any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of Texas without regard to conflict of law principles that would result in the application of any law other than the law of the State of Texas.

8.13.        Consent to Jurisdiction.  Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Texas, or Federal court of the United States of America, sitting in Bexar County, Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such

Texas State court or, to the extent permitted by law, in such Federal court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Texas State or Federal court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Texas State or Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.14.        Waiver of Trial by Jury.  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14.

8.15.        Legal Fees.  If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

8.16.        Specific Performance.  Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably, and in a manner for which monetary damages would not be an adequate remedy, in the event any of the provisions of this Agreement are not performed in accordance with its specific terms or otherwise are breached.  Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

8.17.        Cumulative Remedies.  All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

8.18.        Expenses.  Except as otherwise expressly provided herein, whether or not the transactions contemplated herein are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expenses.

8.19.        Representation by Counsel.  Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

8.20.        Execution and Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which together shall constitute one and the same instrument.  The parties agree that this Agreement shall be legally binding upon the electronic transmission, including by facsimile or email, by each party of a signed signature page to this Agreement to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first set forth above.

214 INVESTMENTS, INC.

By:	/s/ J. Collier Sparks
Name: J. Collier Sparks
Title: President

Signature Page to Securities Purchase Agreement

MDI, INC.

By:	/s/ John Linton
Name: John Linton
Title: Officer

Signature Page to Securities Purchase Agreement

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

CONVERTIBLE PROMISSORY NOTE

For the Purchase of Monitor Dynamics, Inc.

FACE AMOUNT U.S. $750,000.00	September 8, 2009

FOR VALUE RECEIVED, 214 Investments, Inc., a Texas corporation (the “Company”), hereby promises to pay MD1, Inc., a Delaware corporation, (the “Holder”) the Face Amount in such amounts, at such times and on such terms and conditions as are specified herein (this “Note”).

Article 1.   Maturity.

The Face Amount of this Note, as reduced by payments of principal as provided below, together with accrued and unpaid interest thereon, is payable by September 8, 2014, unless extended in writing by both the Company and the Holder (the “Maturity Date”).

Notwithstanding any provision to the contrary in this Note, the Company may pay in full to the Holder the Face Amount, or any balance remaining thereof, in common stock, as set forth in Article 2, or readily available funds at any time and from time to time without penalty. Any balance remaining outstanding on the Maturity Date shall automatically be converted into common stock in accordance with Article 2.

Article 2.   Payment.

2.1. Payment in Cash. The outstanding balance of this Note, together with accrued and unpaid interest thereon, is payable in cash or in shares of the Company’s common stock, at the Company’s option.

2.2. Payment in Stock.

(a)    Conversion. If the Company elects to convert any portion of the outstanding balance of this Note into shares of the Company’s common stock, it may do so at any time in accordance with Article 1, at its sole option. The number of shares of common stock issuable upon the conversion of this Note shall be determined pursuant to Sections 2.2(c) and 2.2(d).

(b)    Common Stock to be Issued. Upon the conversion of any portion of this Note, the Company shall issue stock certificates representing the number of shares of common stock issuable upon such conversion, as applicable. The Company shall act as registrar and shall maintain an appropriate ledger containing the necessary information with respect to the balance of the Note. The Company warrants that the common stock shall be freely resold, except as may be set forth herein or subject to applicable law.

(c)    Conversion Price. The “Conversion Price” applicable to the conversion of the principal amount and interest accrued shall be determined by dividing (i) three (3) times the annualized revenue of the Company (as determined by the Board of Directors of the Company in good faith) by (ii) the number of shares of the Company’s Common Stock outstanding at the Conversion Date.

(d)    Conversion Rate. The number of shares of the Company’s common stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the aggregate amount of principal and interest to be so converted for any particular date by (y) the Conversion Price. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

Article 3.   Interest. Interest shall accrue from the date hereof on the unpaid principal amount at a rate equal to 4 percent per annum, simple interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

Article 4.   Certain Adjustments.

(a)    Stock Splits, If the Company, at any time while this Note is outstanding, (i) subdivides outstanding shares of its common stock into a larger number of shares, or (ii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, and absent a merger or acquisition transaction, the Conversion Price will remain as set forth in Article 2.

(b)    Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the common stock issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a transaction provided for elsewhere in this Article 4), in any such event, the Company shall convert any portion of the outstanding balance of this Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of common stock into which the outstanding balance of this Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(c)    Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the date of issuance of this Note, there is a capital reorganization of the common stock (other than a transaction provided for elsewhere in this Article 4), as a part of such capital reorganization, provision shall be made so that the Holder of this Note shall thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of common stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

Article 5.   Mergers.

The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Note. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

Article 6.   Notices.

Any notices, consents, waivers or other communications required or to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.

Article 7.   No Assignment.

This Note shall not be assigned except in accordance with Article 5.

Article 8.   Governing Law.

The validity, terms, performance and enforcement of this Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Texas.

Article 9.   Miscellaneous.

(a)    In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the tense so indicates, words of the neuter gender may refer to any gender.

(b)    The numbers and titles of sections contained in this Note are inserted for convenience of reference only, and they neither form a part of this Note nor are they to be used in the construction or interpretation hereof.

(c)    Neither this Note nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any waiver, modification, change, discharge, termination, revocation or cancelation is sought.

(d)    This Note may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Note by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Note by such party. Such facsimile copies shall constitute enforceable original documents.

(e)    This Note represents the FINAL AGREEMENT between the Company and the Holder and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

IN WITNESS WHEREOF, the Company has duly executed this Note as of September 8, 2009.

214 Investments, Inc.

/s/ J. Collier Sparks
By: J. Collier Sparks
Its: CEO & President